UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2021

PANAMERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55569	46-5707326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4180 Orchard Hill Drive, Edmond OK	73025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 413-5735

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On July 15, 2021, the majority holder of the issued and outstanding shares of common stock of Panamera Healthcare Corporation (the “Company”) approved the change of the Company’s name from Panamera Healthcare Corporation to Panamera Holdings Corporation (the “Name Change”) and to increase the number of authorized shares from 200,000,000 to 600,000,000 with 550,000,000 common stock and 50,000,000 preferred stock. On the same day, the Board of Directors of the Company adopted the resolution to amend its Articles of Incorporation to effect the Name Change and the changes to the authorized shares.

On October 21, 2021 the Company filed a Certificate of Amendment (the “Amendment”) to Articles of Incorporation with Nevada's Secretary of State for the Name Change and Increase of Authorized Stock. On October 21, 2021, the Company received a filed and stamped copy of the Amendment from the Secretary of State of Nevada, with an effective date of October 21, 2021 for the Name Change and Increase of Authorized Stock.

A copy of the Certificate of Amendment of Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document Description
3.1	Certificate of Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HOLDINGS CORPORATION

/s/ T. Benjamin Jennings
T. Benjamin Jennings
President, Chief Executive Officer and Director

Date: October 27, 2021

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